UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2025

Independence Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Market Street, Suite 2601
Philadelphia, Pennsylvania, 19103
(Address of Principal Executive Office) (Zip Code)

(267) 270-4800
(Registrant’s telephone number, including area code)

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IRT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2025, Michele Weisbaum, Executive Vice President, General Counsel and Secretary of Independence Realty Trust, Inc., informed the Company that she will retire, effective on or about March 31, 2026. Ms. Weisbaum intends to provide an orderly transition of her duties through her retirement date.  Ms. Weisbaum’s determination to retire is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01         Regulation FD Disclosure.

The slide presentation attached hereto as Exhibit 99.1, and incorporated herein by reference, may be used by Independence Realty Trust, Inc. ("IRT") in various presentations to investors beginning December 8, 2025.

The information in the Current Report, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Slide Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

December 8, 2025	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	President and Chief Financial Officer